Exhibit 99.1

Investor Contact	Media Contact
Olga Guyette, Sr. Director-Investor Relations & Treasury	Josh Gitelson, Director-Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

Haemonetics Reports Fourth Quarter and Fiscal 2022 Results;
Provides Fiscal 2023 Guidance

Boston, MA, May 10, 2022 - Haemonetics Corporation (NYSE: HAE) reported financial results for its fourth quarter and fiscal 2022, which ended April 2, 2022:

	4th Quarter 2022	Fiscal 2022
■Revenue, increase	$265 million, 18%	$993 million, 14%
■Organic[1] revenue increase	19%	7%
■Earnings per diluted share	$0.19	$0.84
■Adjusted earnings per diluted share	$0.65	$2.58
■Cash flow from operating activities	$68 million	$172 million
■Free cash flow before restructuring & restructuring related costs	$42 million	$117 million

[1]Excludes the impact of currency fluctuation, strategic exits of product lines, acquisitions and divestitures and the impact of the 53rd week in fiscal 2021.

Chris Simon, Haemonetics’ CEO, stated: "Our fourth quarter performance is a culmination of a fiscal year in which we strengthened and grew our business despite pandemic challenges. We supported plasma recovery through our NexSys and Persona technologies, served customers in need in Blood Center, and delivered robust growth in Hospital, including another record sales quarter in Vascular Closure. Our Operational Excellence Program enabled us to respond quickly to supply chain disruptions and mitigate inflationary pressures. We are well positioned to build upon our momentum in Fiscal 2023 and beyond."

GAAP RESULTS

Fourth quarter fiscal 2022 revenue was $265.0 million, up 17.8% compared with the same period of fiscal 2021. Business unit revenue and growth rates compared with the prior year period were as follows:

($ millions)	4th Quarter 2022 Reported
Plasma	$ 101.1	20.8%
Hospital	$ 85.8	37.9%
Blood Center	$ 73.1	(0.9%)
Net business unit revenue	$260.0	18.3%
Service	$ 5.0	(5.9%)
Total net revenue	$265.0	17.8%

Gross margin was 51.4% in the fourth quarter of fiscal 2022, compared with 36.4% in the fourth quarter of fiscal 2021. Operating expenses were $117.1 million in the fourth quarter of fiscal 2022, compared with $103.0 million in the fourth quarter of fiscal 2021. The Company had operating income of $19.2 million and a 7.2% operating margin in the fourth quarter of fiscal 2022, compared with an operating loss of $21.2 million and an operating margin of (9.4)% in the fourth quarter of fiscal 2021. The income tax rates were 36% and (60%) in the fourth quarters of fiscal 2022 and fiscal 2021, respectively. Fourth quarter fiscal 2022 net income and earnings per diluted share were $9.7 million and $0.19, respectively, compared with a net loss and net loss per share of $11.0 million and $0.22, respectively, in the fourth quarter of fiscal 2021.

ADJUSTED RESULTS

Organic revenue for the fourth quarter of fiscal 2022 was up 18.9% compared with the same prior year period of fiscal 2021. Business unit organic revenue growth rates compared with the prior year period were as follows:

4th Quarter 2022 Organic
Plasma	30.6%
Hospital	18.6%
Blood Center	7.5%
Net business unit revenue	19.5%
Service	(3.9%)
Total net revenue	18.9%

Within Hospital, organic revenue growth in the Hemostasis Management product line was 11.9% in the fourth quarter of fiscal 2022 compared with the same period of fiscal 2021.

Fourth quarter fiscal 2022 adjusted gross margin was 53.6%, up 360 basis points compared with the prior year period. The primary drivers of this improvement were the acquisition of our Vascular Closure business, price and productivity savings from the Operational Excellence Program, partially offset by inflationary pressures in our global manufacturing and supply chain and increased depreciation expense.

Adjusted operating expenses in the fourth quarter of fiscal 2022 were $95.4 million, up $13.4 million, or 16.4%, compared with the prior year period. The increase in adjusted operating expenses was primarily driven by the acquisition of our Vascular Closure business and an increase in freight costs. Adjusted operating income for the fourth quarter of fiscal 2022 was $46.6 million, up $16.1 million or 52.8%, and adjusted operating margin was 17.6%, up 410 basis points when compared with the same period of fiscal 2021. The adjusted income tax rate was 22% in the fourth quarter of fiscal 2022 compared with an adjusted income tax rate of 12% in the fourth quarter of fiscal 2021.

Fourth quarter fiscal 2022 adjusted net income was $33.5 million, up $9.6 million or 40.3%, and adjusted earnings per diluted share was $0.65, up 41.3%, each when compared with the same period of fiscal 2021.

RESTRUCTURING AND RESTRUCTURING RELATED COSTS, DEAL AMORTIZATION AND CERTAIN OTHER COSTS

The Company incurred restructuring and restructuring related costs of $8.6 million in the fourth quarter of fiscal 2022 compared with $4.1 million in the fourth quarter of fiscal 2021 and deal amortization expenses of $11.5 million in the fourth quarter of fiscal 2022 compared with $8.6 million in the fourth quarter of fiscal 2021.

In addition, during the fourth quarter of fiscal 2022, the Company incurred $3.9 million of costs related to compliance with the European Union Medical Device Regulation and In Vitro Diagnostic Regulation, as compared with $1.4 million of such costs in the fourth quarter of fiscal 2021.

BALANCE SHEET AND CASH FLOW

Cash on hand at April 2, 2022 was $259.5 million, an increase of $67.2 million since April 3, 2021. During fiscal 2022, the Company had debt repayments of $17.5 million and received $10.6 million of cash from earnout payments associated with a divestiture in fiscal 2021.

Cash flow from operating activities was $172.3 million and free cash flow before restructuring and restructuring related costs was $117.4 million during fiscal 2022, compared with $108.8 million and $99.2 million, respectively, in fiscal 2021. During fiscal 2021, cash flow from operating activities and free cash flow before restructuring and restructuring related costs included a $54.3 million payment for a compensation-related liability as part of the Cardiva Medical acquisition.

FISCAL 2023 GUIDANCE

The Company issued its fiscal 2023 GAAP total revenue growth guidance of 5 – 9% and organic revenue growth guidance as follows:

Organic[1]
Total revenue	6 - 10%
Plasma revenue	7 - 12%
Hospital Revenue	16 - 19%
Blood Center revenue	(4 - 7%)

[1]Excludes the impact of currency fluctuation and strategic exits of product lines. Reconciliations of reported to organic revenue are provided in the schedules accompanying this release and in the analytical tables referenced below.

Additionally, the Company issued its adjusted operating margin, adjusted earnings per diluted share and free cash flow before restructuring and restructuring related costs guidance as follows:

Adjusted operating margin	18 - 19%
Adjusted earnings per diluted share	$2.50 - $2.90
Free cash flow, before restructuring & restructuring related costs	$100M - $130M

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss fourth quarter and full year fiscal 2022 results on Tuesday, May 10, 2022 at 8:00am EDT. Interested parties may participate by telephone by dialing (877) 848-8880 from within the U.S. or Canada or (716) 335-9512 from international locations, using the access code 5347317. Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/gooqch6s

The Company is posting this press release to its Investor Relations website, in addition to supplemental analytical tables that will be referenced on the webcast. These supplemental analytical tables can be accessed at the following direct link: https://haemonetics.gcs-web.com/static-files/52e9f8bf-c0fc-490a-af79-5fe4fef86e06

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products and plans or objectives related to the Operational Excellence Program; (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the impact of the COVID-19 pandemic and associated inflationary pressures on the Company’s operations, availability and demand for its products, and future financial performance, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the impact of the COVID-19 pandemic, including its scope and duration (including the extent of future surges, variants and the efficacy of vaccinations), government actions and restrictive measures implemented in response and associated economic disruptions, including inflationary pressures and higher freight costs in our global supply chain; availability and demand for the Company’s products; the Company’s ability to implement as planned and realize estimated cost savings from the Operational Excellence Program; the Company’s ability to execute business continuity plans; risks arising from planned or completed acquisitions or divestitures by the Company, including any failure to realize the anticipated strategic benefits and opportunities of the transaction; technological advances in the medical field and standards for transfusion medicine and the Company’s ability to successfully offer products that incorporate such advances and standards; product quality; market acceptance; regulatory uncertainties, including in the receipt or timing of regulatory approvals; the effect of economic and political conditions; the impact of competitive products and pricing; blood product reimbursement policies and practices; and the effect of industry consolidation as seen in the plasma market. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation, strategic exits of product lines, acquisitions and divestitures and the impact of the 53rd week in fiscal 2021. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted earnings per diluted share exclude restructuring and restructuring related costs, deal amortization expenses, asset impairments, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation and In Vitro Diagnostic Regulation, integration and transaction costs, gains and losses on dispositions, certain tax settlements and unusual or infrequent and material litigation-related charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. Free cash flow before restructuring and restructuring related costs is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not provide a quantitative reconciliation of its forward-looking organic revenue growth guidance by business unit to the comparable GAAP measure because forecasting the impact of foreign currency fluctuations by business unit is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. Additionally, the Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow before restructuring and restructuring related costs guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs and impairment charges, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income (Loss) for the Fourth Quarter of FY22 and FY21
(Data in thousands, except per share data)

	4/2/2022	4/3/2021	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$265,002	$225,029	17.8%
Gross profit	136,311	81,807	66.6%

R&D	13,210	10,843	21.8%
S,G&A	91,841	83,712	9.7%
Amortization of intangible assets	11,484	8,626	33.1%
Impairment of assets	577	—	n/m
Gains on divestitures and sale of assets	—	(199)	n/m
Operating expenses	117,112	102,982	13.7%

Operating income (loss)	19,199	(21,175)	n/m

Interest and other expense, net	(3,872)	(6,222)	(37.8)%

Income (loss) before taxes	15,327	(27,397)	n/m

Tax expense (benefit)	5,586	(16,356)	n/m

Net income (loss)	$9,741	$(11,041)	n/m

Net income (loss) per common share assuming dilution	$0.19	$(0.22)	n/m

Weighted average number of shares:
Basic	51,117	50,848
Diluted	51,354	50,848

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	51.4%	36.4%	15.0%
R&D	5.0%	4.8%	0.2%
S,G&A	34.7%	37.2%	(2.5)%
Operating income (loss)	7.2%	(9.4)%	16.6%
Income (loss) before taxes	5.8%	(12.2)%	18.0%
Net income (loss)	3.7%	(4.9)%	8.6%

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for Year-to-Date FY22 and FY21
(Data in thousands, except per share data)

	4/2/2022	4/3/2021	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$993,196	$870,463	14.1%
Gross profit	505,502	397,838	27.1%

R&D	46,801	32,857	42.4%
S,G&A	339,563	274,188	23.8%
Amortization of intangible assets	47,414	32,830	44.4%
Impairment of assets	577	1,028	(43.9)%
Gains on divestitures and sale of assets	(9,603)	(32,812)	(70.7)%
Operating expenses	424,752	308,091	37.9%

Operating income	80,750	89,747	(10.0)%

Interest and other expense, net	(17,121)	(16,834)	1.7%
Income before taxes	63,629	72,913	(12.7)%

Tax expense (benefit)	20,254	(6,556)	n/m

Net income	$43,375	$79,469	(45.4)%

Net income per common share assuming dilution	$0.84	$1.55	(45.8)%

Weighted average number of shares:
Basic	51,047	50,688
Diluted	51,353	51,292

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	50.9%	45.7%	5.2%
R&D	4.7%	3.8%	0.9%
S,G&A	34.2%	31.5%	2.7%
Operating income	8.1%	10.3%	(2.2)%
Income before taxes	6.4%	8.4%	(2.0)%
Net income	4.4%	9.1%	(4.7)%

Revenue Analysis for the Fourth Quarter of FY22 and FY21
(Data in thousands)

	Three Months Ended
	4/2/2022	4/3/2021	Reported growth	Currency impact	Acquisition and Divestitures(1)	Other Strategic Exits(2)	53rd Week	Organic Growth
	(unaudited)
Revenues by business unit
Plasma	$101,103	$83,683	20.8%	(0.3)%	—%	(0.8)%	(8.7)%	30.6%
Blood Center	73,133	73,830	(0.9)%	(1.1)%	—%	—%	(7.3)%	7.5%
Hospital (3)	85,730	62,164	37.9%	(1.5)%	24.7%	—%	(3.9)%	18.6%
Net business unit revenues	$259,966	$219,677	18.3%	(0.9)%	0.8%	(0.1)%	(1.0)%	19.5%
Service	5,036	5,352	(5.9)%	(2.0)%	—%	—%	—%	(3.9)%
Total net revenues	$265,002	$225,029	17.8%	(1.0)%	0.8%	—%	(0.9)%	18.9%
(1) Reflects the impact in Hospital related to the acquisition of Vascular Closure from Cardiva Medical Inc.

(2) Reflects adjustments to both fiscal 2022 and 2021 Plasma revenue due to certain strategic exits within the liquid solutions business.

(3) Hospital revenue includes Hemostasis Management revenue of $30.2 million and $28.9 million for the three months ended April 2, 2022 and April 3, 2021, respectively. Hemostasis Management revenue increased 4.5% in the fourth quarter of fiscal 2022 as compared with the same period of fiscal 2021. Hemostasis Management revenue increased 11.9%, on an organic basis, in the fourth quarter of fiscal 2022 as compared with the same period of fiscal 2021. Hospital revenue also includes Vascular Closure revenue of $27.0 million and $7.7 million for the three months ended April 2, 2022 and April 3, 2021, respectively. Vascular Closure revenue is included in the organic revenue growth rate beginning March 2022.

Revenue Analysis for Year-to-Date FY22 and FY21
(Data in thousands)

	Year Ended
	4/2/2022	4/3/2021	Reported growth	Currency impact	Acquisition and Divestitures(1)	Other Strategic Exits(2)	53rd Week	Organic Growth
	(unaudited)
Revenues by business unit
Plasma	$351,347	$332,236	5.8%	0.2%	—%	(2.3)%	(1.8)%	9.7%
Blood Center	298,512	307,452	(2.9)%	1.3%	(1.2)%	—%	(1.6)%	(1.4)%
Hospital (3)	322,804	210,632	53.3%	0.6%	37.7%	—%	(1.2)%	16.2%
Net business unit revenues	$972,663	$850,320	14.4%	0.7%	8.7%	(0.8)%	(1.5)%	7.3%
Service	20,533	20,143	1.9%	1.6%	—%	—%	—%	0.3%
Total net revenues	$993,196	$870,463	14.1%	0.7%	8.7%	(0.9)%	(1.5)%	7.1%
(1) Reflects the impacts in Blood Center of (0.8%) and (0.4%) related to the divestitures of the Company’s U.S. blood donor management software solutions assets and of Inlog, respectively. Also reflects the impacts in Hospital of 38.8% related to the acquisition of Vascular Closure from Cardiva Medical Inc. and of (1.2%) related to the divestiture of InLog.

(2) Reflects adjustments to both fiscal 2022 and 2021 Plasma revenue due to certain strategic exits within the liquid solutions business.

(3) Hospital revenue includes Hemostasis Management revenue of $127.4 million and $107.4 million for the years ended April 2, 2022 and April 3, 2021, respectively. Hemostasis Management revenue increased 18.6% in fiscal 2022 as compared with fiscal 2021. Hemostasis Management revenue increased 20.3%, on an organic basis, in fiscal 2022 as compared with fiscal 2021. Hospital revenue also includes Vascular Closure revenue of $93.8 million and $7.7 million for the years ended April 2, 2022 and April 3, 2021, respectively. Vascular Closure revenue is included in the organic revenue growth rate beginning March 2022.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	4/2/2022	4/3/2021
	(unaudited)
Assets
Cash and cash equivalents	$259,496	$192,305
Accounts receivable, net	159,376	127,555
Inventories, net	293,027	322,614
Other current assets	44,132	51,072
Total current assets	756,031	693,546
Property, plant & equipment, net	258,482	217,559
Intangible assets, net	310,261	365,483
Goodwill	467,287	466,444
Other assets	67,673	76,891
Total assets	$1,859,734	$1,819,923

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$214,148	$17,016
Other current liabilities	228,118	236,479
Total current liabilities	442,266	253,495
Long-term debt	559,441	690,592
Other long-term liabilities	108,603	144,166
Stockholders' equity	749,424	731,670
Total liabilities & stockholders' equity	$1,859,734	$1,819,923

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Year Ended
	4/2/2022	4/3/2021
	(unaudited)
Cash Flows from Operating Activities:
Net income	$43,375	$79,469
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	97,747	84,287
Contingent consideration expense	10,461	—
Share-based compensation expense	24,359	25,516
Amortization of fair value inventory step-up	5,295	—
Impairment of assets	7,953	21,969
Gains on divestitures and sale of assets	(9,603)	(32,812)
Change in other non-cash operating activities	7,853	(9,942)
Change in accounts receivable, net	(34,974)	44,121
Change in inventories	24,307	(38,909)
Change in other working capital	(4,510)	(64,894)
Net cash provided by operating activities	172,263	108,805
Cash Flows from Investing Activities:
Capital expenditures	(96,509)	(37,040)
Acquisitions	(2,500)	(434,804)
Proceeds from sale of property, plant and equipment	2,022	1,815
Proceeds from divestitures	10,642	44,587
Net cash used in investing activities	(86,345)	(425,442)
Cash Flows from Financing Activities:
Proceeds from issuance of convertible notes	—	500,000
Purchase of capped call related to convertible notes	—	(47,400)
Transaction costs paid in connection with convertible notes issuance	—	(13,457)
Repayments of debt	(17,500)	(81,875)
Proceeds from employee stock programs	6,547	10,230
Contingent consideration payments	(4,791)	—
Other	(5)	(46)
Net cash (used in) provided by in financing activities	(15,749)	367,452
Effect of exchange rates on cash and cash equivalents	(2,978)	4,179
Net Change in Cash and Cash Equivalents	67,191	54,994
Cash and Cash Equivalents at Beginning of the Period	192,305	137,311
Cash and Cash Equivalents at End of Period	$259,496	$192,305

Free Cash Flow Reconciliation:
Cash provided by operating activities	$172,263	$108,805
Capital expenditures, net of proceeds from sale of property, plant and equipment	(94,487)	(35,225)
Free cash flow after restructuring and restructuring related costs	$77,776	$73,580
Restructuring and restructuring related costs	50,193	32,639
Tax benefit on restructuring and restructuring related costs	(10,532)	(7,017)
Free cash flow before restructuring and restructuring related costs	$117,437	$99,202

Reconciliation of Adjusted Measures for the Fourth Quarter of FY22 and FY21
(Data in thousands except per share data)

	Three Months Ended
	4/2/2022	4/3/2021
	(unaudited)
GAAP gross profit	$136,311	$81,807
Restructuring and restructuring related costs	5,330	2,869
Integration and transaction costs	—	6,471
Impairment of assets and PCS2 related charges	329	21,276
Adjusted gross profit	$141,970	$112,423

GAAP operating expenses	$117,112	$102,982
Deal amortization	(11,484)	(8,626)
Integration and transaction costs	(2,386)	(8,887)
MDR and IVDR costs(1)	(3,863)	(1,434)
Restructuring and restructuring related costs	(3,243)	(1,209)
Litigation-related charges	(147)	(897)
Impairment of assets and PCS2 related charges	(613)	(192)
Gain on divestitures and sale of assets	—	199
Adjusted operating expenses	$95,376	$81,936

GAAP operating income (loss)	$19,199	$(21,175)
Deal amortization	11,484	8,626
Integration and transaction costs	2,386	15,358
Restructuring and restructuring related costs	8,573	4,078
Impairment of assets and PCS2 related charges	942	21,468
MDR and IVDR costs(1)	3,863	1,434
Litigation-related charges	147	897
Gain on divestitures and sale of assets	—	(199)
Adjusted operating income	$46,594	$30,487

GAAP net income (loss)	$9,741	$(11,041)
Deal amortization	11,484	8,626
Integration and transaction costs	2,386	18,328
Restructuring and restructuring related costs	8,573	4,078
Impairment of assets and PCS2 related charges	942	21,468
MDR and IVDR costs(1)	3,863	1,434
Litigation-related charges	147	897
Tax settlement	—	1,083
Gain on divestitures and sale of assets	—	(199)
Tax impact associated with adjustments	(3,604)	(20,782)
Adjusted net income	$33,532	$23,892

GAAP net income (loss) per common share(2)	$0.19	$(0.22)
Adjusted items after tax per common share assuming dilution	0.46	0.68
Adjusted net income per common share assuming dilution(3)	$0.65	$0.46
(1)Refers to European Union Medical Device Regulation (“MDR”) and In Vitro Diagnostic Regulation (“IVDR”) related costs.
(2) GAAP net loss per common share is calculated using weighted average basic shares outstanding and excludes the impact of outstanding stock awards from the diluted loss per share calculation as their inclusion would have an anti-dilutive effect.
(3) Adjusted net income per common share is calculated using weighted average diluted shares outstanding of 51,463 which includes the impact of outstanding stock awards.

Reconciliation of Adjusted Measures for Year-to-Date FY22 and FY21
(Data in thousands except per share data)

	Year Ended
	4/2/2022	4/3/2021
	(unaudited)
GAAP gross profit	$505,502	$397,838
Restructuring and restructuring related costs	20,068	9,708
Integration and transaction costs	5,295	6,561
Impairment of assets and PCS2 related charges	4,876	23,460
Adjusted gross profit	$535,741	$437,567

GAAP operating expenses	$424,752	$308,091
Deal amortization	(47,414)	(32,830)
Integration and transaction costs	(16,309)	(11,860)
MDR and IVDR costs(1)	(11,033)	(4,130)
Restructuring and restructuring related costs	(8,756)	(5,953)
Litigation-related charges	(1,368)	(897)
Impairment of assets and PCS2 related charges	(856)	(2,236)
Gain on divestitures and sale of assets	9,603	32,812
Adjusted operating expenses	$348,619	$282,997

GAAP operating income	$80,750	$89,747
Deal amortization	47,414	32,830
Integration and transaction costs	21,604	18,421
Restructuring and restructuring related costs	28,824	15,661
Impairment of assets and PCS2 related charges	5,732	25,696
MDR and IVDR costs(1)	11,033	4,130
Litigation-related charges	1,368	897
Gain on divestitures and sale of assets	(9,603)	(32,812)
Adjusted operating income	$187,122	$154,570

GAAP net income	$43,375	$79,469
Deal amortization	47,414	32,830
Integration and transaction costs	21,604	21,391
Restructuring and restructuring related costs	28,824	15,661
Impairment of assets and PCS2 related charges	5,732	25,696
MDR and IVDR costs(1)	11,033	4,130
Litigation-related charges	1,368	897
Tax settlement	—	1,083
Gain on divestitures and sale of assets	(9,603)	(32,812)
Tax impact associated with adjustments	(17,182)	(27,646)
Adjusted net income	$132,565	$120,699

GAAP net income per common share	$0.84	$1.55
Adjusted items after tax per common share assuming dilution	1.74	0.80
Adjusted net income per common share assuming dilution	$2.58	$2.35
(1)Refers to European Union Medical Device Regulation (“MDR”) and In Vitro Diagnostic Regulation (“IVDR”) related costs.

Projected Fiscal 2023 GAAP and Organic Revenue Growth Rates
FY 2023
GAAP Revenue Growth	5 - 9%
Currency impact	1%
Organic Revenue Growth(1)	6 - 10%
(1) Reflects adjustments to Plasma revenue due to certain strategic exits within the liquid solution business that are projected to be less than 1%.